UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2019

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FRAN	The Nasdaq Stock Market LLC

Purchase Rights of Series A Junior Participating Preferred Stock, par value $0.01 per share	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On August 13, 2019, Francesca’s Holdings Corporation (the “Company”), as a guarantor, certain of its subsidiaries, as borrowers (the “Borrowers”), and certain of its subsidiaries as guarantors (together with the Company and the Borrowers, the “Loan Parties”), entered into a term loan Credit Agreement (“Term Loan Credit Agreement”) with Tiger Finance, LLC, as administrative agent and the lenders party thereto.

The Term Loan Credit Agreement provides for an aggregate term loan of $10.0 million and matures on August 13, 2022.

All obligations of each Loan Party under the Term Loan Credit Agreement are unconditionally guaranteed by the Company and each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries, including the Borrowers. All obligations under the Term Loan Credit Agreement, and the guarantees of those obligations, are secured on a junior lien basis by substantially all of the assets of the Company and each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries.

The loan under the Term Loan Credit Agreement (the “Term Loan”) bears interest at a rate equal to LIBOR for the interest period relevant to the Term Loan, subject to a 0.00% floor, plus 8.00%, provided that the interest rate on the Term Loan will not be less than 10.00%. The Term Loan Credit Agreement also requires the Borrowers to pay a closing fee equal to 2.50% of the amount of the Term Loan and an annual agency fee of $50,000.

The Term Loan Credit Agreement is subject to a combined borrowing base together with the Company’s existing asset based revolving credit facility. This combined borrowing base, after taking into account the Term Loan Credit Agreement, is expected to provide approximately $7.0 million of net additional liquidity to the Company.

The Term Loan Credit Agreement contains customary affirmative and negative covenants, including limitations, subject to customary exceptions, on the ability of the Company and its subsidiaries to (i) incur additional debt; (ii) create liens; (iii) make certain investments, acquisitions, loans and advances; (iv) sell assets; (v) pay dividends or make distributions or make other restricted payments; (vi) prepay other indebtedness; (vii) engage in mergers or consolidations; (viii) change the business conducted by the Company and its subsidiaries; (ix) engage in certain transactions with affiliates; (x) enter into agreements that restrict dividends from subsidiaries or the ability of subsidiaries to grant lines upon their assets; and (xi) amend certain charter documents and material agreements governing subordinated and junior indebtedness.

In addition, the Term Loan Credit Agreement limits the amount of capital expenditures that the Loan Parties may make through the fiscal year ending in 2021, provided that the Loan Parties may make unlimited amounts of capital expenditures if certain payment conditions are met.

The Term Loan Credit Agreement also contains customary events of default, including: (i) failure to pay principal, interest, fees or other amounts under the Term Loan Credit Agreement when due taking into account any applicable grace period; (ii) any representation or warranty proving to have been materially incorrect when made or deemed made; (iii) a cross default with respect to other material indebtedness; (iv) bankruptcy and insolvency events; (v) unsatisfied material final judgments; (vi) a “change of control”; (vii) certain defaults under the Employee Retirement Income Security Act of 1974; (viii) the invalidity or impairment of any loan document or any security interest; and (ix) breach of covenants in the Term Loan Credit Agreement and other loan documents.

The foregoing summary of the Term Loan Credit Agreement is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amendment to JPM Credit Agreement

On August 13, 2019, concurrent with entering into the Term Loan Credit Agreement, the Company and the other Loan Parties, entered into a First Amendment to Credit Agreement (the “First Amendment to JPM Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, which amends the existing Credit Agreement, dated as of May 25, 2018, by and among the Company, the other Loan Parties, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “JPM Credit Agreement”).

The First Amendment to JPM Credit Agreement, among other things, (i) reduces the Aggregate Revolving Commitment (as defined in the JPM Credit Agreement) from $50.0 million to $40.0 million; (ii) allows the Loan Parties to enter into the Term Loan Credit Agreement; (iii) changes the maturity date under the JPM Credit Agreement from May 23, 2023 to the earlier of (a) May 23, 2023 and (b) the date that is 90 days prior to any scheduled maturity of the Term Loan; (iv) removes the requirement to maintain a minimum Fixed Charge Coverage Ratio (as defined in the JPM Credit Agreement) previously contained in the JPM Credit Agreement; and (v) limits the amount of capital expenditures that the Loan Parties may make through the fiscal year ending in 2021, provided that the Loan Parties may make unlimited amounts of capital expenditures if certain payment conditions are met.

The reduced Aggregate Revolving Commitment of $40.0 million exceeds the current borrowing base under the JPM Credit Agreement by a significant amount and such reduction therefore does not result in any reduction in available borrowings under the JPM Credit Agreement.

The foregoing summary of the First Amendment to JPM Credit Agreement is subject to, and qualified in its entirety by, the full text of the First Amendment to JPM Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the lenders party to the Term Loan Credit Agreement and First Amendment to JPM Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, commercial banking, investment banking, underwriting and other financial advisory services for the Company, for which they have received, and will receive, customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 14, 2019, the Company issued a press release disclosing the entry into the Term Loan Credit Agreement and the First Amendment to JPM Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

10.1	Term Loan Credit Agreement, dated as of August 13, 2019, by and among Francesca’s Holdings Corporation, its subsidiaries party thereto as loan parties, the lenders party thereto and Tiger Finance, LLC, as administrative agent.

10.2	First Amendment to Credit Agreement, dated as of August 13, 2019, by and among Francesca’s Holdings Corporation, its subsidiaries party thereto as loan parties, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release issued by Francesca’s Holdings Corporation on August 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: August 14, 2019	By:	/s/ Cindy Thomassee
Cindy Thomassee
Executive Vice President and Chief Financial Officer